FOR IMMEDIATE RELEASE
Contact:
Jill Swartz
Spotlight Communications
(949) 427-5172 ext. 701
Jill@spotlightmarcom.com

John Alderfer
President, MVP REIT, Inc.
(702) 534-5577
jalderfer@mvpreit.com

MVP REIT, Inc. Announces Increase in Monthly Distribution Rate and Completion of Acquisition of MVP American Securities by Its Chief Executive Officer

LAS VEGAS, Nev. (January 25, 2013) — MVP REIT, Inc., a publicly registered, non-traded hybrid real estate investment trust, announced today that its board of directors has approved an increase in its monthly distribution rate on its common shares to an annualized distribution rate of 6.2 percent, or $0.0558 per share, assuming a purchase price of $9.00 per share.  The distribution, previously 6 percent, will increase beginning with the January distribution, to be paid to stockholders of record as of Jan. 24 on Feb. 10.

MVP REIT anticipates paying future distributions monthly in arrears, with a record date on the 24th of each month and distributions paid on the 10th day of the following month (or the next business day if the 10th is not a business day).

No assurance can be given that distributions will continue to be paid at this rate.  The board of directors may at any time change the distribution rate or suspend payment of distributions if it determines that such action is in the best interest of MVP REIT and its shareholders.  In addition, initial distributions may be paid from offering proceeds rather than funds from operations and therefore may represent a return of capital.  MVP REIT’s long term strategy is to fund the payment of monthly distributions entirely from its funds from operations.

MVP REIT further announced that its Board of Directors has decreased the purchase price on its Distribution Reinvestment Plan (“DRIP”) from $9.00 to $8.73 per share to take into account that no commission is paid of shares purchased under the DRIP commencing with the January distribution paid in February.

MVP REIT also announced today that Mike Shustek, its chief executive officer and the principal executive officer of its advisor, completed his acquisition of the remaining 80% of the outstanding membership interests of Ashton Garnett Securities, LLC (now doing business as MVP American Securities), effective as of January 18, 2013. Mr. Shustek acquired 20% of the outstanding membership interests in July 2012, and had an option to acquire the remaining 80%, subject to FINRA approval.   Ashton Garnett Securities, LLC dba MVP American Securities is a registered broker dealer engaged by MVP REIT as a selling agent for the offering of its shares.

About MVP REIT, Inc.

MVP REIT intends to operate as a non-traded hybrid real estate investment trust.  It is currently conducting a public offering of up to 55,555,556 shares of its common stock at $9.00 per share and up to an additional 5,727,377 shares of its common stock for issuance under its distribution reinvestment plan at $8.73 per share.

MVP REIT intends to use the proceeds from the offering to invest in a diversified portfolio of income producing commercial real estate properties and loans secured by income producing commercial real estate as well as to pay expenses and fees associated with the offering.  MVP REIT intends to primarily focus its activities on assets located in the Western and Southwestern United States.

An investment in MVP REIT involves significant risk and may not be suitable for all investors.  Distributions are not guaranteed and shares of MVP REIT will have limited liquidity.  See the discussion of “Risk Factors” in the prospectus, which is available without charge upon written request addressed to MVP REIT, Inc., c/o Ashton Garnett Securities, LLC dba MVP American Securities, 8880 W. Sunset Road, Suite 232, Las Vegas, NV. 89148.  The prospectus is also available on the MVP REIT website at www.mvpreit.com.  Phone inquiries may be directed to 702-534-5580 or 1-888-263-6321.  Neither the SEC nor any state securities commission has approved or disapproved of MVP REIT or passed upon the adequacy or accuracy of its prospectus.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “project”, “should”, “will”, and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to:  volatility in the debt or equity markets affecting the company’s ability to acquire or sell real estate assets; national and local economic, real estate and business conditions, including the likelihood of a prolonged U.S. economic downturn; real estate values in markets in which we operate; adverse business, credit and other factors affecting real estate-related secured loan borrowers; the company’s ability to make distributions and the amount and sources of distribution payments; the ability to maintain sufficient liquidity and the company’s access to capital markets; the company’s ability to identify, successfully compete for and complete acquisitions and loans; and the performance of real estate assets and loans after they are acquired. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company’s expectations.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.